Exhibit 99.1

Nordson Corporation Reports Fiscal Year 2020 Fourth Quarter and Full Year Results
Fourth Quarter:
•Sales were $559 million, a 5% year-over-year decrease
•Portfolio strengthening with announced divestiture of screws and barrels product line
•Operating profit was $37 million, or 7% of sales
•Adjusted operating profit was $130 million, or 23% of sales
•Earnings were $0.31 per diluted share
•Adjusted earnings were $1.59 per diluted share, an 11% decrease from prior year
Full Year:
•Sales were $2.1 billion, a 3% year-over-year decrease
•Earnings were $4.27 per diluted share
•Adjusted earnings were $5.48 per diluted share, a 7% decrease from prior year
2021 First Quarter Guidance:
•Fiscal 2021 first quarter sales growth of 2 to 3% over prior year first quarter; adjusted earnings growth in the range of 15 to 20%
WESTLAKE, Ohio--(BUSINESS WIRE)--December 15, 2020--Nordson Corporation (Nasdaq: NDSN) today reported results for the fiscal fourth quarter ended October 31, 2020. Sales were $559 million, a 5% decrease compared to the prior year’s fourth quarter sales of $585 million. Continued strength in test and inspection product lines serving electronics end markets and growth in our medical product lines was offset by weakness in industrial and automotive end markets. The change in fourth quarter 2020 sales included a decrease of approximately 7% organic volume, acquisitions contributed 1%, and a favorable effect from currency translation of approximately 2%.

Operating profit in the quarter was $37 million. As the company announced on December 3, 2020, it intends to divest the non-strategic screws and barrels product line within the Industrial Precision Solutions segment, which will strengthen the company’s ongoing earnings and profitable growth profile. This strategic portfolio transaction required a one-time, non-cash asset impairment charge of $87 million, which was recognized during the fourth quarter. Excluding this non-cash impairment charge and other non-recurring charges associated with cost structure simplification actions and amortization of the step-up in acquired inventory, adjusted operating profit was $130 million, or 23% of sales. EBITDA, which is defined as adjusted operating profit plus depreciation and amortization, in the quarter totaled $159 million, or 29% of sales, which represents a decrease of 5% from the prior year EBITDA of $168 million.
Net income was $18 million, and GAAP diluted earnings per share were $0.31. Adjusted earnings, which excludes non-recurring charges and discrete tax benefits of $2 million, totaled $93 million, or $1.59 per share, an 11% decrease from the prior year adjusted earnings of $104 million.
Commenting on the company’s fiscal fourth quarter 2020 results, Nordson President and Chief Executive Officer Sundaram Nagarajan said, “I am proud of the dedication shown by our global team through their ongoing commitment to superior customer service and continued deployment of the NBS Next growth framework. Fourth quarter sales were the strongest quarter of the year. We also continued to make progress on strategically positioning our portfolio for sustainable long-term growth with the acquisition of vivaMOS, Ltd. and the recently announced divestiture of the screws and barrels product line. This combination of focusing on Nordson strengths and prioritizing future profitable growth opportunities has us well positioned heading into fiscal year 2021.”
Fourth Quarter Segment Results
Industrial Precision Solutions sales of $308 million decreased approximately 8% compared to the prior year fourth quarter, driven by a 10% organic decrease partially offset by favorable currency impacts. This organic sales decline was in part driven by weaker demand in industrial and automotive end markets, where we had record sales in the prior year fourth quarter. Operating profit totaled $0.4 million in the quarter, including an $87 million non-cash impairment charge for the pending divestiture of the screws and barrels product line and $4 million in structural cost reduction actions. Adjusted operating profit, excluding these non-recurring items, was $92 million, or 30% of sales, equal to prior year adjusted operating profit margin.

Advanced Technology Solutions sales of $250 million increased approximately 1% compared to the prior year fourth quarter. Acquisitions and favorable currency impacts increased sales by approximately 2% and 1%, respectively, which was principally offset by organic volume decreases of 3%. Continued sales growth in test and inspection product lines, coupled with stable demand in medical product lines, was offset by weaker demand in fluid dispense product lines serving industrial end markets. Operating profit, which included $1 million of the step-up in acquired inventory amortization, totaled $51 million. Adjusted operating profit was $52 million, or 21% of sales, which was down slightly compared to prior year profits.

Fiscal 2020 Full Year Results
Sales for the fiscal year ended October 31, 2020 were $2.1 billion, a decrease of 3% compared to the same period a year ago. This change in sales included a decrease in organic volume of 4%, offset by growth related to acquisitions. The full year impact of currency translation differences was not significant. Full year operating profit was $350 million and diluted earnings per share were $4.27. Excluding the non-cash impairment charge, structural cost reduction expenses, the step up in value of acquired inventory, and discrete tax expense, adjusted operating profit was $454 million and adjusted diluted earnings per share were $5.48, a 7% decrease from the prior year adjusted diluted earnings per share of $5.87.
Outlook
“Throughout this unprecedented year, the safety of our people and the value they deliver to our customers remained among our top priorities,” Nagarajan stated. “We continue to make progress by deploying the NBS Next growth framework and aligning the organization to remain invested in our key strengths during this unique macroeconomic environment. The commitment of our employees combined with the resilience of our diverse end markets resulted in sound financial performance in fiscal 2020. We are entering fiscal 2021 from this solid foundation, and we have strong backlog entering the fiscal first quarter. I am confident in our ability to deliver long-term profitable growth.”
Backlog for the quarter ended October 31, 2020 was approximately $416 million, an increase of 5% compared to the same period a year ago, and the trailing twelve-week order entry is 5% above prior year levels. Based on these current order entry trends, backlog amounts and the correlation to sales timing, we expect the fiscal 2021 first quarter sales growth to be approximately 2 to 3%, with adjusted earnings growth in the range of 15 to 20% as compared to fiscal 2020 first quarter.

Nordson management will provide additional commentary on these results and outlook during its previously announced webcast on Wednesday, December 16, 2020 at 8:30 a.m. eastern time, which can be accessed at https://investors.nordson.com. For persons unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson’s investor relations and shareholder services is available from Lara Mahoney, vice president, investor relations and corporate communications at (440) 204-9985 or lara.mahoney@nordson.com.

Certain statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as "may," "will," "should," "could," "expects," "anticipates," "believes," "projects," "forecasts," “outlook,” “guidance,” "continue," “target,” or the negative of such terms or comparable terminology. These statements reflect management’s current expectations and involve a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, U.S. and international economic conditions, financial, and market conditions, currency exchange rates and devaluations, possible acquisitions including the Company’s ability to successfully integrate acquisitions; the Company’s ability to successfully divest or dispose of businesses that are deemed not to fit with its strategic plan; the effects of changes in U.S. trade policy and trade agreements; the effects of changes in tax law; and the possible effects of events beyond our control, such as political unrest, acts of terror, natural disasters and pandemics, including the current coronavirus (COVID-19) pandemic and the other factors discussed in Item 1A (Risk Factors) in the Company’s most recently filed Annual Report on Form 10-K and in its Forms 10-Q filed with the Securities and Exchange Commission, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement in this press release.
Nordson Corporation engineers, manufactures and markets differentiated products and systems used for the precision dispensing of adhesives, coatings, sealants, biomaterials, polymers, plastics and other materials, fluid management, test and inspection, UV curing and plasma surface treatment, all supported by application expertise and direct global sales and service. Nordson serves a wide variety of consumer non-durable, durable and technology end markets including packaging, nonwovens, electronics, medical, appliances, energy, transportation, construction, and general product assembly and finishing. Founded in 1954 and headquartered in Westlake, Ohio, the Company has operations and support offices in more than 35 countries. Visit Nordson on the web at http://www.nordson.com, @Nordson_Corp, or www.facebook.com/nordson.

Attachment 1
NORDSON CORPORATION
CONSOLIDATED STATEMENT OF INCOME (Unaudited)
(Dollars in thousands except for per-share amounts)

	Three months ended		Twelve months ended
	10/31/2020	10/31/2019	10/31/2020	10/31/2019

Sales	$558,525	$585,451	$2,121,100	$2,194,226
Cost of sales	261,657	266,476	990,632	1,002,123
Gross profit	296,868	318,975	1,130,468	1,192,103
Gross margin %	53.2%	54.5%	53.3%	54.3%

Selling & administrative expenses	172,129	179,315	693,552	708,990
Assets held for sale impairment charge	87,371	—	87,371	—
Operating profit	37,368	139,660	349,545	483,113

Interest expense - net	(6,432)	(10,216)	(30,479)	(45,301)
Other expense - net	(4,634)	(2,162)	(17,577)	(6,708)
Income before income taxes	26,302	127,282	301,489	431,104

Income taxes	7,827	24,609	51,950	94,013

Net Income	$18,475	$102,673	$249,539	$337,091

Weighted-average common shares outstanding:
Basic	57,988	57,456	57,757	$57,462
Diluted	58,679	58,255	58,473	58,202

Earnings per share:
Basic earnings	$0.32	$1.79	$4.32	$5.87
Diluted earnings	$0.31	$1.76	$4.27	$5.79

Attachment 2
NORDSON CORPORATION
CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands)

	October 31, 2020	October 31, 2019

Cash and cash equivalents	$208,293	$151,164
Receivables - net	471,873	530,765
Inventories - net	277,033	283,399
Other current assets	43,798	45,867
Assets held for sale	19,615	—
Total current assets	1,020,612	1,011,195

Property, plant & equipment - net	358,618	398,895
Goodwill	1,713,354	1,614,739
Other assets	582,072	491,618
	$3,674,656	$3,516,447

Current maturities of long-term debt	$38,043	$168,738
Accounts payable and accrued liabilities	311,898	308,888
Liabilities held for sale	13,148	—
Total current liabilities	363,089	477,626

Long-term debt	1,067,952	1,075,404
Other liabilities	484,624	382,372
Total shareholders' equity	1,758,991	1,581,045
	$3,674,656	$3,516,447

Attachment 3
NORDSON CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	October 31, 2020	October 31, 2019

Cash flows from operating activities:
Net Income	$249,539	$337,091
Depreciation and amortization	113,302	110,244
Impairment loss on assets held for sale	87,371	—
Other non-cash items	5,278	19,606
Changes in working capital	46,931	(84,048)
Net cash provided by operating activities	502,421	382,893

Cash flows from investing activities:
Additions to property, plant and equipment	(50,535)	(64,244)
Acquisitions	(142,414)	(12,486)
Other - net	(1,160)	441
Net cash used in investing activities	(194,109)	(76,289)

Cash flows from financing activities:
Repayment of long-term debt	(153,816)	(69,580)
Repayment of finance lease obligations	(7,605)	(4,859)
Dividends paid	(88,347)	(82,145)
Issuance of common shares	50,853	26,020
Purchase of treasury shares	(52,614)	(120,510)
Net cash used in financing activities	(251,529)	(251,074)

Effective of exchange rate change on cash	346	(44)
Net change in cash and cash equivalents	57,129	55,486

Cash and cash equivalents:
Beginning of period	151,164	95,678
End of period	$208,293	$151,164

Attachment 4
NORDSON CORPORATION
SALES BY GEOGRAPHIC SEGMENT (Unaudited)
(Dollars in thousands)

	Three Months Ended		Sales Variance
	Oct 31, 2020	Oct 31, 2019	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$308,385	$336,451	(10.0)%	—%	1.7%	(8.3)%
Advanced technology solutions	250,140	249,000	(3.1)%	2.2%	1.4%	0.5%
Total Sales	$558,525	$585,451	(7.1)%	0.9%	1.6%	(4.6)%

SALES BY GEOGRAPHIC REGION
United States	$194,701	$206,874	(7.1)%	1.2%	—%	(5.9)%
Americas	35,452	44,503	(22.5)%	6.4%	(4.2)%	(20.3)%
Europe	142,082	145,946	(7.4)%	0.1%	4.7%	(2.6)%
Japan	36,248	37,190	(4.5)%	—%	2.0%	(2.5)%
Asia Pacific	150,042	150,938	(2.9)%	—%	2.3%	(0.6)%
Total Sales	$558,525	$585,451	(7.1)%	0.9%	1.6%	(4.6)%

	Twelve Months Ended		Sales Variance
	Oct 31, 2020	Oct 31, 2019	Organic	Acquisitions	Currency	Total
SALES BY SEGMENT
Industrial precision solutions	$1,143,423	$1,208,376	(4.8)%	—%	(0.6)%	(5.4)%
Advanced technology solutions	977,677	985,850	(2.3)%	1.4%	0.1%	(0.8)%
Total Sales	$2,121,100	$2,194,226	(3.7)%	0.6%	(0.2)%	(3.3)%

SALES BY GEOGRAPHIC REGION
United States	$755,642	$758,383	(1.1)%	0.7%	—%	(0.4)%
Americas	141,473	167,661	(14.8)%	3.0%	(3.8)%	(15.6)%
Europe	536,636	571,596	(6.4)%	0.4%	(0.1)%	(6.1)%
Japan	126,601	126,756	(2.1)%	0.2%	1.8%	(0.1)%
Asia Pacific	560,748	569,830	(1.7)%	0.2%	(0.1)%	(1.6)%
Total Sales	$2,121,100	$2,194,226	(3.7)%	0.6%	(0.2)%	(3.3)%

Attachment 5
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - ADJUSTED OPERATING PROFIT AND EBITDA (Unaudited)
(Dollars in thousands)

	Three months ended				Twelve months ended
	October 31, 2020		October 31, 2019		October 31, 2020		October 31, 2019
SALES BY SEGMENT
Industrial precision solutions	$308,385		$336,451		$1,143,423		$1,208,376
Advanced technology solutions	250,140		249,000		977,677		985,850
Total sales	$558,525		$585,451		$2,121,100		$2,194,226

OPERATING PROFIT
Industrial precision solutions	$425		$99,353		$208,028		$329,054
Advanced technology solutions	50,674		54,727		191,602		205,609
Corporate	(13,731)		(14,420)		(50,085)		(51,550)
Total operating profit	$37,368		$139,660		$349,545		$483,113

OPERATING PROFIT ADJUSTMENTS (1)
Industrial precision solutions	$91,419		$314		$94,896		$2,123
Advanced technology solutions	1,424		733		7,807		1,568
Corporate	—		681		1,387		873
Total adjustments	$92,843		$1,728		$104,090		$4,564

ADJUSTED OPERATING PROFIT (NON-GAAP)		% of Sales		% of Sales		% of Sales		% of Sales
Industrial precision solutions	$91,844	30%	$99,667	30%	$302,924	26%	$331,177	27%
Advanced technology solutions	52,098	21%	55,460	22%	199,409	20%	207,177	21%
Corporate	(13,731)		(13,739)		(48,698)		(50,677)
Total operating profit - adjusted	$130,211	23%	$141,388	24%	$453,635	21%	$487,677	22%

DEPRECIATION & AMORTIZATION
Industrial precision solutions	$9,951		$9,669		$38,939		$38,333
Advanced technology solutions	16,710		15,462		64,543		62,836
Corporate	2,477		1,782		9,820		9,075
Total depreciation & amortization	$29,138		$26,913		$113,302		$110,244

EBITDA (NON-GAAP)
Industrial precision solutions	$101,795	33%	$109,336	32%	$341,863	30%	$369,510	31%
Advanced technology solutions	68,808	28%	70,922	28%	263,952	27%	270,013	27%
Corporate	(11,254)		(11,957)		(38,878)		(41,602)
Total EBITDA	$159,349	29%	$168,301	29%	$566,937	27%	$597,921	27%

(1) Represents assets held for sale impairment charge, costs and adjustments related to cost structure simplification actions, and charges associated with our 2020 and 2019 acquisitions.
Adjusted operating profit and EBITDA are non-GAAP measures used by management to evaluate the Company's ongoing operations. Adjusted operating profit is defined as operating profit plus certain adjustments, such as an assets held for sale impairment charge, cost structure simplification actions, and non-cash inventory charges related to acquisitions. EBITDA is defined as adjusted operating profit plus depreciation and amortization.

Attachment 6
NORDSON CORPORATION
RECONCILIATION OF NON-GAAP MEASURES - PROFITABILITY (Unaudited)
(Dollars in thousands)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2020	2019	2020	2019
GAAP AS REPORTED
Operating Profit	$37,368	$139,660	$349,545	$483,113
Other / interest income (expense) - net	(11,066)	(12,378)	(48,056)	(52,009)
Net Income	18,475	102,673	249,539	337,091
EPS diluted	$0.31	$1.76	$4.27	$5.79

Shares outstanding - diluted	58,679	58,255	58,473	58,202

OPERATING PROFIT ADJUSTMENTS
Inventory step-up amortization	$1,298	$342	$2,527	$530
Severance and other	4,174	1,386	14,192	4,034
Assets held for sale impairment charge	87,371	—	87,371	—

NON-OPERATING EXPENSE ADJUSTMENTS
Pension settlement loss	$—	$—	$2,508	$—

Total adjustments	$92,843	$1,728	$106,598	$4,564

Adjustments net of tax	$76,390	$1,396	$87,214	$3,578
Other discrete tax items	$(1,820)	$171	$(16,311)	$911
EPS effect of adjustments and other discrete tax items	$1.27	$0.03	$1.21	$0.08

NON-GAAP MEASURES-ADJUSTED PROFITABILITY
Operating Profit	$130,211	$141,388	$453,635	$487,677
Operating profit % of sales	23.3%	24.2%	21.4%	22.2%
Net income	$93,045	$104,240	$320,442	$341,580
Diluted earnings	$1.59	$1.79	$5.48	$5.87

Adjusted operating profit is defined as operating profit plus certain adjustments such as an assets held for sale impairment charge, cost structure simplification actions and non-cash inventory charges related to acquisitions. Adjusted operating profit as a percentage of sales is defined as adjusted operating profit divided by sales.

Adjusted net income is defined as net income plus tax effected adjustments and other discrete tax items.

Adjusted earnings is defined as GAAP EPS adjusted for tax effected adjustments and other discrete tax items.

Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate the Company's current performance. Given management's use of these non-GAAP measures, the Company believes these measures are important to investors in understanding the Company's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in the Company's core business across different time periods. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures to other companies' non-GAAP financial measures, even if they have similar names. Amounts may not add due to rounding.

Contacts

Lara Mahoney
Vice President,
Investor Relations & Corporate Communications
440.204.9985
Lara.Mahoney@nordson.com